Exhibit 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the posting of the Annual Report on Form 10-K of MRC Global Inc., a Delaware corporation (the “Company”), for the year ended December 31, 2013 (the “Report”), each of the undersigned officers of the Company certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

(1)The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Andrew R. Lane
Name:		Andrew R. Lane
Title:	Chairman, President and Chief Executive Officer

/s/ James E. Braun
Name:	James E. Braun
Title:	Executive Vice President and Chief Financial Officer

Date: February 21, 2014